EXHIBIT 20.1

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2003-1
April 2003

Original Inputs

Total Pool Balance	$3,300,048,387.48

Class A-1a Notes Balance	$390,000,000.00
Class A-1a Notes Rate	1.850%

Class A-1b Notes Balance	$786,000,000.00
Class A-1b Notes Rate	One Month LIBOR+.05%

Class A-2a Notes Balance	$242,000,000.00
Class A-2a Notes Rate	2.270%

Class A-2b Notes Balance	$350,000,000.00
Class A-2b Notes Rate	One Month LIBOR+.06%

Class A-3a Notes Balance	$400,000,000.00
Class A-3a Notes Rate	2.750%

Class A-3b Notes Balance	$528,000,000.00
Class A-3b Notes Rate	One Month LIBOR+.09%

Class A-4a Notes Balance	$172,600,000.00
Class A-4a Notes Rate	3.100%

Class A-4b Notes Balance	$150,000,000.00
Class A-4b Notes Rate	One Month LIBOR+.12%

Class B Certificates Balance	$93,444,888.51
Class B Certificates Rate	One Month LIBOR+.47%

Reserve Account Deposit	$46,680,673.33

Part I. Collections

Receipts During the Period	$132,736,363.92
Principal on Repurchased Contracts	6,067,820.29
Schedule and Simple Interest Payments Advanced	40,486.55
Schedule Principal Advanced	320,879.90

Total Collections For the Period	$139,165,550.66

Beginning Pool Aggregate Principal Balance	$3,306,374,419.63
Ending Pool Aggregate Principal Balance	$3,308,454,194.11

Beginning Aggregate Discounted Principal Balance	$3,112,044,888.51
Ending Aggregate Discounted Principal Balance	$3,112,044,888.51

Part II. Distributions to Noteholders and Certificateholders

Total Collections	$139,165,550.66
Plus: Reserve Account Draw	—
Plus: Net Amount Due From Swap Counterparty	—
Less: Total Servicing Fee	5,510,624.03
Less: Net Amount Due to Swap Counterparty	1,419,664.91
Less: Monthly Interest Due to Noteholders & Certificateholders	4,645,326.58
Less: Reinvestment in New Receivables — Purchase Price	118,669,287.06
Less: Principal Due to Noteholders	—
Less: Principal Due to Certificateholders	—
Less: Reserve Account Deposit	382.58
Less: Accumulation Account Deposit	226,264.68

Equals Reserve Fund Excess to be released to CARI	$8,694,000.82

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2003-1
April 2003

		Per $1000 of
		Original Principal

Class A-1a Notes Distributable Amount
Monthly Interest	$601,250.00	1.541667
Monthly Principal	—	—

Distributable Amount	$601,250.00

Class A-1b Notes Distributable Amount
Monthly Interest	$890,800.00	1.133333
Monthly Principal	—	—

Distributable Amount	$890,800.00

Class A-2a Notes Distributable Amount
Monthly Interest	$457,783.33	1.891667
Monthly Principal	—	—

Distributable Amount	$457,783.33

Class A-2b Notes Distributable Amount
Monthly Interest	$399,583.33	1.141667
Monthly Principal	—	—

Distributable Amount	$399,583.33

Class A-3a Notes Distributable Amount
Monthly Interest	$916,666.67	2.291667
Monthly Principal	—	—

Distributable Amount	$916,666.67

Class A-3b Notes Distributable Amount
Monthly Interest	$616,000.00	1.166667
Monthly Principal	—	—

Distributable Amount	$616,000.00

Class A-4a Notes Distributable Amount
Monthly Interest	$445,883.33	2.583333
Monthly Principal	—	—

Distributable Amount	$445,883.33

Class A-4b Notes Distributable Amount
Monthly Interest	$178,750.00	1.191667
Monthly Principal	—	—

Distributable Amount	$178,750.00

Class B Certificates Distributable Amount
Monthly Interest	$138,609.92	1.483333
Monthly Principal	—	—

Distributable Amount	$138,609.92

Total Servicing Fee	$5,510,624.03	1.669862

Part III. Reinvestment in New Receivables

Principal Distributable Amount	$118,862,328.43
Plus: Accumulation Amount	33,223.31

Equals: Reinvestment Amount	$118,895,551.74

Additional Receivables Discounted Principal Balance	$118,669,287.06

Remaining Amount	$226,264.68

(to be deposited in the Accumulation Account)

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2003-1
April 2003

     Part IV. Payment Ahead and Advances

Payment Ahead Servicing Account
Beginning Payment Ahead Balance	$2,358,542.15
Less: Payments Applied	641,471.60
Current Period Payments Ahead Received	456,016.23

Ending Payment Ahead Balance	$2,173,086.78

Advance Account
Beginning Outstanding Unreimbursed Scheduled Principal and Interest Advances	$536,591.93
Beginning Outstanding Unreimbursed Simple Interest Advances	$180,757.50
Scheduled Principal and Interest Advances	361,366.45
Simple Interest Advances
Reimbursement of Previous Scheduled Principal and Interest Advances	216,118.59
Reimbursement of Previous Simple Interest Advances	167,083.05

Ending Outstanding Unreimbursed Scheduled Principal and Interest Advances	$681,839.79
Ending Outstanding Unreimbursed Simple Interest Advances	$13,674.45

     Part V. Balances & Principal Factors

	Beginning of Period	End of Period

Total Pool Balance	$3,306,374,419.63	$3,308,454,194.11
Total Pool Factor	1.0019170	1.0025472
Class A-1a Notes Balance	$390,000,000.00	$390,000,000.00
Class A-1a Notes Principal Factor	1.0000000	1.0000000
Class A-1b Notes Balance	$786,000,000.00	$786,000,000.00
Class A-1b Notes Principal Factor	1.0000000	1.0000000
Class A-2a Notes Balance	$242,000,000.00	$242,000,000.00
Class A-2a Notes Principal Factor	1.0000000	1.0000000
Class A-2b Notes Balance	$350,000,000.00	$350,000,000.00
Class A-2b Notes Principal Factor	1.0000000	1.0000000
Class A-3a Notes Balance	$400,000,000.00	$400,000,000.00
Class A-3a Notes Principal Factor	1.0000000	1.0000000
Class A-3b Notes Balance	$528,000,000.00	$528,000,000.00
Class A-3b Notes Principal Factor	1.0000000	1.0000000
Class A-4a Notes Balance	$172,600,000.00	$172,600,000.00
Class A-4a Notes Principal Factor	1.0000000	1.0000000
Class A-4b Notes Balance	$150,000,000.00	$150,000,000.00
Class A-4b Notes Principal Factor	1.0000000	1.0000000
Class B Certificates Balance	$93,444,888.51	$93,444,888.51
Class B Certificates Principal Factor	1.0000000	1.0000000

Monthly Servicing Report
Capital Auto Receivables Asset Trust 2003-1
April 2003

Part VI. Reserve Account

		Per $1000 of
		Original Principal

Beginning Reserve Account Balance	$46,681,240.14
Draw for Servicing Fee	—	—
Draw for Class A-1 Notes Distributable Amount	—	—
Draw for Class A-2 Notes Distributable Amount	—	—
Draw for Class A-3 Notes Distributable Amount	—	—
Draw for Class A-4 Notes Distributable Amount	—	—
Draw for Class B Certificates Distributable Amount	—	—
Additions to Reserve Account (for Accumulation Account)	382.58
Additions to Reserve Account	—
Releases from Reserve Account	—	—

Ending Reserve Account Balance	$46,681,622.72

Reserve Account Floor	$23,340,336.66

Early Amortization Trigger:
Reserve Account Balance is less than the Specified Reserve Account Balance for Two Consecutive Months

Preceding Collection Period
Specified Reserve Account Balance	$46,681,183.13
Reserve Account Balance	$46,681,183.13
Current Collection Period
Specified Reserve Account Balance	$46,681,240.14
Reserve Account Balance	$46,681,240.14

Part VII. Accumulation Account

Beginning Accumulation Account Balance	$33,223.31
Accumulation Account Interest	57.01
Release of Accumulated Balance	33,280.32
Deposit to Accumulation Account	226,264.68

Ending Accumulation Account Balance	$226,264.68

Early Amortization Trigger:
Accumulation Account exceeds 1.00% of the Initial Aggregate Discounted Principal Balance

Accumulation Account as a % of Initial Aggregate Discounted Principal Balance	0.0073%

Part VIII. Carryover Shortfall

Per $1000 of
Original Principal

Noteholders’ Interest Carryover Shortfall	$	—	—
Noteholders’ Principal Carryover Shortfall	$	—	—
Certificateholders’ Interest Carryover Shortfall	$	—	—
Certificateholders’ Principal Carryover Shortfall	$	—	—

Part IX. Charge Off and Delinquency Rates

Charge Off Rate	Average Receivables	Credit Repurchases	Loss Rate

April	$3,241,473,438.98	$666,191.09	0.246625
March	$3,242,431,401.78	$507,613.62	0.187864
February	$3,245,071,999.67	$191,337.94	0.070755
Three Month Average Loss Rate			0.168415

Delinquency Rate	Total Accounts	Accounts over 60	% Delinquent

April	175,821	262	0.149015
March	173,120	273	0.157694
February	170,048	248	0.145841
Three Month Average Delinquency Rate			0.150850